Exhibit 1.2
The instructions accompanying the Letter of Transmittal should be read carefully before completion. The Depositary, the U.S. Forwarding Agent, the Information Agent (see the back page of this document for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL
For Deposit of Common Shares of
CANADA SOUTHERN PETROLEUM LTD.
Pursuant to the Offer dated June 16, 2006
by
CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.
a wholly-owned subsidiary of
CANADIAN SUPERIOR ENERGY INC.
     This letter of transmittal (the “Letter of Transmittal”) is to be used by shareholders of Canada Southern Petroleum Ltd. (“Canada Southern”) if certificates for common shares of Canada Southern (the “Common Shares”) are to be forwarded herewith or, unless an Agent’s Message (as defined in Instruction 1 herein) is utilized, if delivery of Common Shares is to be made by book-entry transfer in the United States to an account maintained by the Depositary at the Book-Entry Transfer Facility (as defined in Instruction 1 herein).
     The offer (the “Offer”) to purchase all of the outstanding Common Shares by Canadian Superior Energy Acquisitions Inc. (the “Offeror”) will be open for acceptance until 3:00 p.m. (Mountain Daylight Time) on July 26, 2006 (the “Expiry Time”) unless the Offer is extended or withdrawn.
     Holders of Common Shares who wish to deposit Common Shares but (i) whose certificates representing the Common Shares to be deposited are not immediately available, or (ii) who cannot complete the procedures for book-entry transfer of Common Shares prior to the Expiry Time, or (iii) who cannot deliver the certificates and all other required documents to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time, must deposit their Common Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer. See Instruction 2, “Procedures for Guaranteed Delivery”.
     The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer have the respective meanings set out in the Offer.
     DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT, AS APPLICABLE. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT, AS APPLICABLE.

The Depositary for the Offer is: Valiant Trust Company By Mail, Registered Mail, Hand or Courier		The U.S. Forwarding Agent for the Offer is: The Bank of New York By Mail, Registered Mail, Hand or Courier
Calgary	Toronto	101 Barclay Street
310, 606 4th Street SW	c/o BNY Trust Company of	New York, New York 10286
Calgary, Alberta T2P 1T1	Canada	Tel: 1-212-815-5552
Attention: Reorganization	Suite 1101, 4 King Street West
Department	Toronto, ON M5H 1B6
Toll Free: 1-866-313-1872

Please carefully read the instructions set out below before completing this Letter of Transmittal.

TO:	CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.

AND TO:	Valiant Trust Company, as Depositary, or The Bank of New York, as U.S. Forwarding Agent, at their offices set out herein.
The undersigned hereby deposits the Common Shares described below to the Offer upon the terms and subject to the conditions set forth in the Offer and Circular dated June 16, 2006 and in this Letter of Transmittal.

DESCRIPTION OF COMMON SHARES DEPOSITED
Name and Address of Registered
Owner(s)(Please fill in, if blank,
exactly as name(s)appear(s) on	Share Certificate(s) and Share(s) Deposited
certificate(s))	(Attach additional signed list, if any)
Number of Shares
	Share Certificate	Represented by	Number of Shares
	Number(s)*	Certificate(s)*	Deposited**

Total Shares

*	Need not be completed by Shareholders depositing Common Shares by book-entry

**	Unless otherwise indicated, it will be assumed that all Common Shares described above are being deposited.

METHOD OF DELIVERY FOR COMMON SHARES DEPOSITED
☐	CHECK HERE IF DEPOSITED COMMON SHARES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF DEPOSITED COMMON SHARES ARE BEING DELIVERED BY THE BOOK-ENTRY TRANSFER IN THE UNITED STATES TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER COMMON SHARES BY BOOK-ENTRY TRANSFER):

Name of Depositing Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF DEPOSITED COMMON SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s)

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

☐	IF ANY OF THE COMMON SHARE CERTIFICATES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, CHECK THIS BOX AND SEE INSTRUCTION 9.
Please fill out the remainder of this Letter of Transmittal and indicate here the number of Common Shares represented by the lost or destroyed certificates.

(Number of Common Shares)

The undersigned:
(a)	acknowledges receipt of the Offer and accompanying Circular;

(b)	delivers to you the Common Shares and, subject only to the provisions of the Offer regarding withdrawal, irrevocably accepts the Offer for and in respect of the Common Shares tendered hereby (the “Purchased Securities”) and, on and subject to the terms and conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Purchased Securities, including any and all dividends, distributions, payments, securities, rights, assets or other interests declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, effective on and after the date the Offeror takes up and pays for the Purchased Securities (the “Effective Date”);

(c)	represents and warrants that the undersigned has full power and authority to deposit, sell, assign and transfer the Purchased Securities and that when the Purchased Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, charges, encumbrances, claims and equities;

(d)	represents and warrants that the undersigned owns the Purchased Securities being deposited within the meaning of applicable securities laws;

(e)	represents and warrants that the deposit of the Purchased Securities complies with applicable securities laws;

(f)	represents and warrants that the jurisdiction of residence of the undersigned is as specified below;

(g)	directs the Offeror and the Depositary, upon the Offeror taking up the Purchased Securities: (a) to issue or cause to be issued a cheque and Canadian Superior Shares to which the undersigned is entitled for the Purchased Securities under the Offer in the name indicated below and to send such cheque and Canadian Superior Shares by first class insured mail, postage prepaid, to the address, or to hold the same for pickup, as indicated below; and (b) to return any certificates for Common Shares not purchased under the Offer to the address indicated below in Block A (and if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the registers maintained by Canada Southern);

(h)	irrevocably constitutes and appoints the Depositary and any officer of the Offeror, and each of them and any other persons designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Purchased Securities taken up and paid for under the Offer, and with respect to any and all dividends, distributions, payments, securities, rights, assets or other interests, declared, paid, issued, distributed, made or transferred on or in respect of the Purchased Securities on or after the date of the Offer, effective on and after the Effective Date, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest):
(i)	to register or record, transfer and enter the transfer of Purchased Securities on the appropriate register of Shareholders maintained by Canada Southern;

(ii)	to deliver certificates for the Purchased Securities, or transfer ownership of such Purchased Securities on the account books maintained by the Book-Entry Transfer Facility, together in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror; and

(iii)	to exercise any and all rights of the undersigned, including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the undersigned in respect of such Purchased Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise) of holders of Common Shares (or adjournment thereof), and execute, endorse and negotiate, for and in the name of and on behalf of the registered holder of Purchased Securities, any and all cheques and Canadian Superior Shares or other instruments, respecting any distribution payable to or to the order of such registered holder in respect of the Purchased Securities;
and as of the Effective Date, revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Purchased Securities;

(i)	agrees, effective on and after the Effective Date, not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Canada Southern and, except as may otherwise be agreed, not to exercise any and all of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to Offeror any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities and to designate in any such instruments of proxy the person or persons specified by Offeror as the proxy or proxy nominee or nominees of the holder of the Purchased Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies may be given by the holder with respect thereto;

(j)	if Canada Southern should declare or pay any cash dividend, stock dividend or make any other distribution on or issue any rights with respect to any of the Common Shares which is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer into the name of the Offeror or its nominees or transferees on the registers maintained by Canada Southern of such Common Shares following acceptance thereof for purchase pursuant to the Offer, then the whole of any such dividend, distribution or right will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution or right, and the Offeror may withhold the entire consideration payable by the Offeror pursuant to the Offer or deduct from the consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion;

(k)	covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror;

(l)	acknowledges that all authority conferred or agreed to be conferred by the undersigned herein may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

(m)	by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Depositary, or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give any such notice.

BLOCK A
ISSUE CHEQUE AND CANADIAN SUPERIOR SHARES IN THE NAME OF: (please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal/Zip Code)

(Telephone — Business Hours)

(Social Insurance or Social Security No.)
U.S. residents/citizens must provide their Taxpayer Identification Number

BLOCK B
SEND CHEQUE AND CANADIAN SUPERIOR SHARES (UNLESS BLOCK C IS CHECKED) TO: (please print or type)
☐	Same address as Box A or to:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal/Zip Code)

BLOCK C
☐	HOLD CHEQUE AND CANADIAN SUPERIOR SHARES FOR PICKUP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED

BLOCK D
SUBSTITUTE FORM W-9
To be completed by U.S. Shareholders only (see Instruction 7)
Under penalties of perjury, I certify that:
1.	The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Services (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

(Signature of Shareholder)	(Date)

(Taxpayer Identification Number)

NOTE:	FAILURE TO COMPLETE THIS BLOCK D OR TO PROVIDE THE OFFEROR WITH A SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENT TO YOU PURSUANT TO THE OFFER

BLOCK E
CURRENCY OF PAYMENT
☐	Check here if you wish to receive payment under the Offer in United States dollars based upon the Bank of Canada noon spot exchange rate for United States dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Common Shares purchased pursuant to the Offer.
A Shareholder who does not check the box above will receive payment under the Offer in Canadian dollars.

	Dated:	, 2006

Signature guaranteed by (if required under Instruction 4)

Authorized Signature	Signature of Shareholder or Authorized Representative (see Instruction 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)	Address (please print or type)

Area Code & Telephone Number during Business Hours:

( )

INSTRUCTIONS
1.	Use of Letter of Transmittal. This Letter of Transmittal is to be completed by Shareholders if (i) Common Share certificates are to be forwarded herewith or, (ii) unless an Agent’s Message is utilized, delivery of Common Shares is to be made by book-entry transfer in the United States pursuant to the procedures set forth herein and in Section 3 of the Offer. For a Shareholder to validly tender Common Shares pursuant to the Offer, either: (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees or an Agent’s Message (in connection with a book-entry transfer in the United States) and any other required documents, must be received by the Depositary or the U.S. Forwarding Agent at one of its addresses set forth herein prior to the Expiry Time and either (a) certificates for tendered Common Shares must be received by the Depositary at such address prior to the Expiry Time or (b) Common Shares must be delivered pursuant to the procedures for book-entry transfer in the United States set forth herein and in Section 3 of the Offer and a Book-Entry Confirmation must be received by the Depositary prior to the Expiry Time, or (ii) the tendering Shareholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Offer.

The term “Agent’s Message” means a message, transmitted by The Depository Trust Company (the “Book-Entry Transfer Facility”) and received by the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Offeror may enforce such agreement against the participant.

2.	Procedures for Guaranteed Delivery. If a Shareholder wishes to deposit Common Shares pursuant to the Offer and: (i) the certificates representing such Common Shares are not immediately available; (ii) the procedures for book-entry transfer cannot be completed prior to the Expiry Time; or (iii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time, such Common Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:
(a)	such deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery, or a manually signed facsimile thereof (including a guarantee by an Eligible Institution), is received by the Depositary at its Calgary office set forth in the Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) (or a Book-Entry Confirmation) representing deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal relating to the Common Shares, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and all other documents required by the Letter of Transmittal are received by the Depositary at its Calgary office set forth in the Notice of Guaranteed Delivery on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.
The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed so as to be received by the Depositary at its office in Calgary, Alberta not later than the Expiry Time.
An “Eligible Institution” means a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) where the members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Exchange Act.

3.	Signatures. This Letter of Transmittal must be completed and signed by the Shareholder accepting the Offer or by such Shareholder’s duly authorized representative (in accordance with instruction 5 below).
(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s) or if cheque(s) and Canadian Superior Shares are to be issued to a person other than the registered holder(s):
(i)	such deposited certificate(s) must be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in instruction 4 below.
4.	Guarantee of Signatures. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Purchased Securities, if the cheque(s) and Canadian Superior Shares are to be issued to a person other than such registered owner(s), or if Purchased Securities not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of Canada Southern, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations. Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. The Offeror or the Depositary at its discretion, may require additional evidence of authority or additional documentation.

6.	Partial Tenders. If less than the total number of Common Shares evidenced by any certificate submitted is to be deposited, fill in the number of Common Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Common Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time. The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.	Substitute Form W-9. Each U.S. holder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is provided in Block D, and to certify whether such holder is subject to backup withholding of U.S. federal income tax. If a U.S. holder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. holder to 28% U.S. federal income tax withholding on the payment of the purchase price of all Common Shares purchased from such holder. If a U.S. holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in the Substitute Form W-9 and sign and date the Substitute Form W-9. If “Applied For” is written in the Substitute Form W-9 and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% of all payments of the purchase price to such holder until a TIN is provided to the Depositary.

8.	Commissions and Stock Transfer Taxes. No brokerage fees or commissions will be payable if the Offer is accepted by depositing Common Shares directly with the Depositary. The Offeror will pay any stock transfer taxes with respect to the transfer and sale of Purchased Securities to it or its order by the registered owner pursuant to the Offer. If, however, cheques and Canadian Superior Shares to be received pursuant to the Offer are to be issued to, or if the certificates for Purchased Securities not deposited or purchased are to be registered in the name of, any person other than the registered owner, or if certificates for Purchased Securities are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person will be payable by the seller which may include a deduction from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

9.	Lost Certificates. If a share certificate has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Canada Southern’s registrar and transfer agent so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, please ensure that you provide your telephone number so that the Depositary or Canada Southern’s transfer agent may contact you. The replacement certificate must be received by the Depositary on or prior to the Expirty Time.

10.	Special Payment and Delivery Instructions. If the cheque and Canadian Superior Shares for the purchase price of any Common Shares accepted for payment is to be issued in the name of, and/or Common Share certificates for Common Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a cheque and/or Canadian Superior Shares is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal, or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. If a Shareholder delivers Common Shares by book-entry transfer in the United States, any such Common Shares not purchased will be returned by crediting the same account at the Book-Entry Transfer Facility as the account from which such Common Shares were delivered.

11.	Miscellaneous.
(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Purchased Securities, additional certificate numbers and number of Purchased Securities may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Purchased Securities are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted. All depositing Shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of acceptance of the Purchased Securities for payment.

(d)	The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein and the Shareholder covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary, the U.S. Forwarding Agent or the Information Agent at their offices at the addresses listed on the last page of this document.

The Depositary for the Offer is:
VALIANT TRUST COMPANY
Inquiries:
Toll Free (Canada): 1-866-313-1872
Email: inquiries@valianttrust.com
By Mail, Registered Mail, Hand or Courier
Calgary
310, 606 — 4th Street S.W.
Calgary, Alberta T2P 1T1
Attention: Reorganization Department
Toronto
c/o BNY Trust Company of Canada
Suite 1101, 4 King Street West
Toronto, Ontario M5H 1B6
The U.S. Forwarding Agent is:
THE BANK OF NEW YORK
By Mail, Registered Mail, Hand or Courier
101 Barclay Street
New York, New York 10286
Tel: 1-212-815-5552
The Information Agent is:
GEORGESON SHAREHOLDER

Toronto	New York
100 University Avenue	17 State Street
11th Floor, South Tower	28th Floor
Toronto, Ontario M5J 2Y1	New York, New York 10004
North America Toll Free: 1-866-779-3373
Any questions and requests for assistance may be directed by holders of Common Shares to the Depositary, the U.S. Forwarding Agent or the Information Agent at their telephone numbers and addresses set forth above. Additional copies of the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary, the U.S. Forwarding Agent or the Information Agent.